As filed with the Securities and Exchange Commission on June 23, 2010
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM S–8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
VIASYSTEMS GROUP, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)
75-2668620
(I.R.S. Employer Identification No.)
101 South Hanley Road, Suite 400 St. Louis, Missouri 63105
(Address, including zip code, of Principal Executive Offices)

Viasystems Group, Inc. 2010 Equity Incentive Plan
(Full title of the plan)
Daniel J. Weber Vice President and General Counsel 101 South Hanley Road, Suite 400 St. Louis, Missouri 63105 (314) 746-2205
(Name and address, including zip code, and Telephone number, including area code, of agent for service)
With a copy to: R. Scott Cohen Weil, Gotshal & Manges LLP 200 Crescent Court, Suite 300 Dallas, TX 75201 (214) 746-7700
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                        Accelerated filer ☐                       Non-accelerated filer ☑                        Smaller reporting company ☐
                                                 (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	975,594 shares (2)	$21.88 (2)	$21,345,996.72 (2)	$1,521.97
Common Stock, par value $0.01 per share	2,024,406 shares (3)	$16.25 (3)	$32,896,597.50 (3)	$2,345.53
TOTAL	3,000,000 shares		$54,242,594.22	$3,867.50
(1)
The securities to be registered are issuable under the Viasystems Group, Inc. 2010 Equity Incentive Plan.  Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Represents 975,594 shares issuable upon exercise of options granted pursuant to the Viasystems Group, Inc. 2010 Equity Incentive Plan.  Estimated pursuant to Rule 457(h) under the Securities Act, solely for the purpose of computing the registration fee, based on the exercise price of the outstanding options under which the shares may be purchased.

(3)
Represents 2,024,406 shares available for future grant pursuant to the Viasystems Group, Inc. 2010 Equity Incentive Plan.  Estimated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices reported for a share of Common Stock on the Nasdaq Stock Market on June 17, 2010.

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) registers shares of common stock, par value $0.01 per share (“Common Stock”), of Viasystems Group, Inc. (the “Company”) that may be issued and sold under the Viasystems Group, Inc. 2010 Equity Incentive Plan (the “Plan”).

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of this Registration Statement on Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of registration statement on Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1).

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

•
The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on February 25, 2010, in which there is set forth the Company’s audited financial statements for the year ended December 31, 2009;

•	The Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 17, 2010;

•
The Company’s current reports on Form 8-K filed with the SEC on January 11, 2010, January 20, 2010, February 3, 2010, February 17, 2010 (as amended on February 22, 2010 and March 18, 2010), February 22, 2010, February 26, 2010, March 30, 2010, April 15, 2010, May 14, 2010, and June 7, 2010 (as amended on June 14, 2010); and

•
The description of the Company’s Common Stock contained in the Company’s registration statement on Form S-4 (Reg. No. 333-163040), as amended, which description is incorporated by reference into the Company’s Form 8-A filed with the SEC on February 12, 2010 (as amended on February 17, 2010) and any amendment or report filed for the purpose of further updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Under Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Section 145 of the DGCL also provides that a corporation has the power to maintain insurance on behalf of its directors and officers against any liability asserted against those persons and incurred by them in their capacity as directors or officers, as applicable, whether or not the corporation would have the power to indemnify them against liability under the provisions of Section 145 of the DGCL.

Article Eleven of the Company’s third amended and restated certificate of incorporation and Article VIII of the Company’s second amended and restated bylaws provide that the Company will indemnify directors, officers, employees and agents of the Company to the fullest extent permitted under the DGCL (as now or hereafter in effect). The right to indemnification includes the right to be paid expenses incurred in investigating or defending any threatened, pending or completed action, suit or proceeding in advance of its final disposition to the maximum extend permitted under the DGCL. The right to indemnification under this provision will inure to the benefit of the director’s, officer’s, employee’s or agent’s heirs, executors, administrators and personal representatives and is not exclusive of any other right which the director, officer, employee or agent has under any other law or agreement.

As permitted by Section 102(b)(7) of the DGCL, Article Twelve of the Company’s third amended and restated certificate of incorporation and Article VIII of the Company’s second amended and restated bylaws provide that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of the director’s fiduciary duty. A director will also not be personally liable to the Company or its stockholders to the fullest extend permitted by law. This provision does not eliminate the director’s fiduciary duty. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Company and its stockholders, for acts or omissions not in good faith or that involve intentional misconduct, for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Section 174 of the DGCL and for actions leading to improper personal benefit to the director.

Section 8.4 of the Company’s second amended and restated bylaws provides that the Company has the power to purchase and maintain insurance on behalf of its directors, officers, employees and agents against liability asserted against those individuals arising out of their status as director, officer, employee or agent, as applicable, regardless of whether the Company could otherwise indemnify those persons.

The Company maintains an officer’s and director’s liability insurance policy insuring its officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring the Company under certain circumstances, in the event that indemnification payments are made to such officers and directors.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.                      Description

4.1	Viasystems Group, Inc. 2010 Equity Incentive Plan (filed herewith).

5.1	Legal Opinion of Weil, Gotshal & Manges LLP (filed herewith).

23.1	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit No. 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

Item 9. Undertakings.

(1)	(a) The undersigned registrant hereby undertakes:

(i)	(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(1)	(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2)
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(3)
(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(ii)
(2)                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii)	(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2)
(b)      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been

(3)
settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on June 23, 2010.

VIASYSTEMS GROUP, INC.

                                  By:  /s/ Gerald G. Sax
                                  Name: Gerald G. Sax
                                  Title:   Senior Vice President and Chief Financial Officer

The undersigned directors and officers hereby constitute and appoint David M. Sindelar and Gerald G. Sax, and each of them, with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments to this Registration Statement, including post-effective amendments to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to the requirements of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratify and confirm that such attorneys-in-fact, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 23, 2010.

Name	Title
/s/ David M. Sindelar David M. Sindelar	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Timothy L. Conlon Timothy L. Conlon	President, Chief Operating Officer and Director

/s/ Gerald G. Sax Gerald G. Sax	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Christopher R. Isaak Christopher R. Isaak	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Christopher J. Steffen Christopher J. Steffen	Chairman

/s/ Michael D. Burger Michael D. Burger	Director

/s/ Robert F. Cummings, Jr. Robert F. Cummings, Jr.	Director

/s/ Kirby A. Dyess Kirby A. Dyess	Director

/s/ Peter Frank Peter Frank	Director

/s/ Jack D. Furst Jack D. Furst	Director

/s/ Edward Herring Edward Herring	Director

/s/ William C. McCormick William C. McCormick	Director

/s/ Richard A. McGinn Richard A. McGinn	Director

/s/ Richard W. Vieser Richard W. Vieser	Director

EXHIBIT INDEX

No.             Description

4.1	Viasystems Group, Inc. 2010 Equity Incentive Plan (filed herewith).

5.1	Legal Opinion of Weil, Gotshal & Manges LLP (filed herewith).

23.1	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit No. 5.1).

24.1	Power of Attorney (included as part of signature page to this Registration Statement).